                                                                    EXHIBIT 4(N)



                                                                   Draft 1/20/97


                            SECOND SUPPLEMENTAL INDENTURE


    SECOND SUPPLEMENTAL INDENTURE dated as of January 21, 1997, among PREMIER PARKS INC., a Delaware corporation (the "Company"); FUNTIME PARKS, INC., an Ohio corporation, FUNTIME, INC., an Ohio corporation, WYANDOT LAKE, INC., an Ohio corporation, DARIEN LAKE THEME PARK AND CAMPING RESORT, INC., a New York corporation, D.L. HOLDINGS, INC., an Ohio corporation, TIERCO MARYLAND, INC., a Delaware corporation, TIERCO WATER PARK, INC., an Oklahoma corporation, FRONTIER CITY PROPERTIES, INC., an Oklahoma corporation, and FRONTIER CITY PARTNERS, LIMITED PARTNERSHIP, an Oklahoma limited partnership (collectively, the "Note Guarantors"); and UNITED STATES TRUST COMPANY OF NEW YORK, a New York corporation, (the "Trustee").


                                       RECITALS

    WHEREAS, the Company, the Note Guarantors and the Trustee entered into an Indenture, dated as of August 15, 1995 (as amended, the "Indenture"), pursuant to which the Company issued $90,000,000 principal amount of its 12% Senior Notes due 2003 (the "Securities") (capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Indenture); and

    WHEREAS, Section 9.02 of the Indenture provides that the Company, the Note Guarantors and the Trustee may amend certain provisions of the Indenture with the written consent of the Holders of at least a majority in principal amount of the Securities (the "Requisite Consents") to make certain changes in the Indenture; and

    WHEREAS, the Company is soliciting consents from the Holders of record of the Securities to the amendments to the Indenture contained in this Second Supplemental Indenture; and

    WHEREAS, other than the receipt of the Requisite Consents, all acts and things prescribed by the Indenture, by law and by the Certificate of Incorporation and By-Laws of the Company, of the Note Guarantors and of the Trustee necessary to make this Second Supplemental Indenture a valid instrument legally binding on the Company, the Note Guarantors and the Trustee, in accordance with its terms, have been duly done and performed.

    NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, the Note Guarantors and the Trustee covenant and agree as follows:

                                      ARTICLE 1


    Section 1.1 SECOND SUPPLEMENTAL INDENTURE. From and after the Effective Time (as defined below), this Second Supplemental Indenture shall be supplemental to the Indenture and shall and shall be deemed to form a part of, and shall be construed in connection with and as part of, this Indenture for any and all purposes.

    Section 1.2 EFFECTIVE TIME. This Second Supplemental Indenture, having as of the day and year first above written been executed and delivered by each of the Company, the Note Guarantors and the Trustee, shall become effective at noon, New York time, on January 21, 1997 (the "Effective Time") immediately upon delivery of written notice to the Trustee of the receipt by the Company of the Requisite Consents.

    Section 1.3 AMENDMENT TO SECTION 1.01 OF INDENTURE. Section 1.01 of this Indenture is amended as of the Effective Time as follows:

         (i) By adding the following definition entitled "Asset Value" after the definition entitled "Asset Disposition":

         ""Asset Value" of any asset, as of the date of determination thereof, means the greater of the depreciated book value (as of the end of the fiscal quarter ended immediately prior to such date of determination as to which financial statements are available) and the appraised value of such asset; PROVIDED, HOWEVER, that any such appraisal (i) shall not have been made more than two years prior to such date of determination and (ii) shall have been made by a qualified, independent and nationally recognized appraiser."

         (ii) By adding the following new definition entitled "New Notes Issue Date" after the definition entitled "Net Cash Proceeds":

         ""New Notes Issue Date" means the date on which the Company's    %
    Senior Notes due 2007 to be offered pursuant to Registration No. 333-16763 filed with the Securities and Exchange Commission on November 26, 1996, are issued."

         (iii) By deleting the amount "$5,000,000" in clause (iii) of the definition entitled "Permitted Investment" and replacing such amount with "$20,000,000".

         (iv) By amending and restating in its entirety the definition entitled "Permitted Liens" to read as follows:

         ""Permitted Liens" means, with respect to any Person, (a) pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such

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    Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business; (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review; (c) Liens for property taxes not yet due or payable or subject to penalties for non-payment or which are being contested in good faith and by appropriate proceedings; (d) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; PROVIDED, HOWEVER, that such letters of credit do not constitute Indebtedness; (e) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially impair the use of such properties in the operation of the business of such Person; (f) Liens securing Purchase Money Indebtedness; PROVIDED, HOWEVER, that (i) the Indebtedness secured by such Liens is otherwise permitted to be Incurred under this Indenture, (ii) the principal amount of any Indebtedness secured by any such Lien does not exceed the cost of assets or property so acquired or constructed and
    (iii) the amount of Indebtedness secured by any such Lien is not subsequently increased; (g) Liens to secure (i) Indebtedness permitted under the provisions described in clause (b)(i) or (viii) under
    Section 4.03 and (ii) Senior Indebtedness; PROVIDED, HOWEVER, that
    (A) the Indebtedness secured by such Liens is otherwise permitted to be Incurred under this Indenture, (B) the principal amount of all Indebtedness secured by any such Lien permitted by this clause (ii) does not exceed 50% of the Asset Value of the assets encumbered by such Lien at the time of Incurrence and (C) the principal amount of Indebtedness secured by all such Liens, combined with the principal amount of all other Indebtedness secured by Permitted Liens (except for Indebtedness Incurred pursuant to clause (b)(i) under Section 4.03), does not exceed, as of the date of the most recent Incurrence of Indebtedness secured by a Lien permitted by this clause (ii), 50% of the Asset Value of the assets of the Company and its Subsidiaries taken as a whole; (h) Liens existing on the Issue Date; (i) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; PROVIDED, HOWEVER, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming such a Subsidiary; PROVIDED FURTHER, HOWEVER, that such Lien may not extend to any other property owned by such Person or any of its Subsidiaries;
    (j) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; PROVIDED, HOWEVER, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; PROVIDED FURTHER, HOWEVER, that the Liens may not extend to any other property owned by such Person or any of its Subsidiaries;
    (k) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a wholly owned Subsidiary of such Person; (l) Liens securing Hedging Obligations

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    so long as the related Indebtedness is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Obligations; (m) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (f), (g),
    (h), (i) and (j); PROVIDED, HOWEVER, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property) and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses
    (f), (g) (h), (i) or (j) at the time the original Lien became a Permitted Lien and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement and (n)(i) mortgages, liens, security interests, restrictions or encumbrances that have been placed by any developer, landlord or other third party on property over which the Company or any Restricted Subsidiary of the Company has easement rights or on any real property leased by the Company and subordination or similar agreements relating thereto and (ii) any condemnation or eminent domain proceedings affecting any real property. Notwithstanding the foregoing, "Permitted Liens" will not include any Lien described in clauses (f), (i) or (j) above if such Lien applies to any Additional Assets acquired directly or indirectly from Net Available Cash pursuant to Section 4.06."

    Section 1.4 AMENDMENT TO SECTION 4.03 OF INDENTURE. Section 4.03 of the Indenture is amended as of the Effective Time and restated in its entirety to read as follows:

    "SECTION 4.03  Limitation on Indebtedness.

         (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness (and shall not permit any Restricted Subsidiary to Incur Preferred Stock); PROVIDED, HOWEVER, that the Company and its Restricted Subsidiaries may Incur Indebtedness if on the date of the Incurrence of such Indebtedness the Consolidated Coverage Ratio exceeds 2.00:1 if such Indebtedness is Incurred on or prior to September 30, 1999; 2:25:1 if such Indebtedness is Incurred after September 30, 1999 and on or prior to September 30, 2000; and 2:50:1 if such Indebtedness is Incurred after September 30, 2000.

         (b) Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness:

              (i) Indebtedness Incurred pursuant to a revolving credit facility in an aggregate principal amount on the date of Incurrence which, when added to all other Indebtedness Incurred pursuant to this clause (i) and then outstanding, does not exceed $75,000,000, PROVIDED that the Company must repay all loans outstanding under any such facility at least once during each fiscal year and may not make drawings thereunder for 30 consecutive days following the date of such repayment;

              (ii) Indebtedness (A) of the Company owed to and held by a Wholly Owned Subsidiary or (B) of any Restricted Subsidiary owed to and held by the Company or any other Wholly Owned Subsidiary; PROVIDED, HOWEVER, that any subsequent issuance or transfer of any Capital Stock which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of such Indebtedness (other than to another Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof;

              (iii) the Securities and up to $125,000,000 aggregate principal amount of its Senior Notes due 2007 to be issued pursuant to a single registered public offering;

              (iv) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (i) or (iii) of this Section 4.03(b));

              (v) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (ii), (iii), (iv), or this clause (v);

              (vi) Hedging Obligations consisting of interest rate swaps with respect to Indebtedness permitted to be Incurred by the Company pursuant to this Indenture;

              (vii) Purchase Money Indebtedness and Capital Lease Obligations Incurred after the Issue Date which do not exceed $15,000,000 outstanding at any time;

              (viii) Indebtedness represented by the Note Guarantees and Guarantees of Indebtedness Incurred pursuant to clause (i) or (iii) above;

              (ix) Indebtedness in respect of performance bonds, letters of credit, surety or appeal bonds, prior to any drawing thereunder, for or in connection with pledges, deposits or payments made or given in the ordinary course of business, and which do not secure any Indebtedness except Indebtedness so secured in an amount not to exceed $2,500,000 outstanding at any time; and

              (x) Indebtedness in an aggregate principal amount which, together with all other Indebtedness of the Company and its Restricted Subsidiaries then outstanding (other than Indebtedness permitted by clauses (i) through (ix) above or paragraph (a)), does not exceed $5,000,000.

    (c) Notwithstanding the foregoing, neither the Company nor any Restricted Subsidiary shall Incur any Indebtedness pursuant to the foregoing paragraph (b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless such Indebtedness will be subordinated to the Securities to at least the same extent as such Subordinated Obligations."

    Section 1.7     AMENDMENT TO SECTION 4.04(A) OF INDENTURE.   Section
4.04(a) is amended as of the Effective Time and restated in its entirety to read as follows:

    "SECTION 4.04. Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

         (1) a Default shall have occurred and be continuing (or would result therefrom);

         (2) the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a); or

         (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the earlier of the New Notes Issue Date or February 28, 1997 would exceed the sum of:

              (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the earlier of the New Notes Issue Date or February 28, 1997 to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit);

              (B) the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the earlier of the New Notes Issue Date or February 28, 1997 (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries for the benefit of their employees to the extent the purchase by such plan or trust is financed by Indebtedness of such plan or trust and for which the Company is liable as Guarantor or otherwise);

              (C) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the earlier of the New Notes Issue Date or February 28, 1997, of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or other property (other than Capital Stock), distributed by the Company upon such conversion or exchange); and

              (D) an amount equal to the sum of (i) the net reduction in Investments in Unrestricted Subsidiaries resulting from dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries, and (ii) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; PROVIDED, HOWEVER, that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was treated as a Restricted Payment.

    Section 1.8 AMENDMENT TO SECTION 4.06(A) OF INDENTURE. Section 4.06(a) of the Indenture is amended as of the Effective Time by adding the phrase "or such Restricted Subsidiary" before the word "elects" in clause (iii)(A) thereof.

                                      ARTICLE 2


    Section 2.1 INCORPORATION OF SECOND SUPPLEMENTAL INDENTURE, RATIFICATION OF INDENTURE. As of the Effective Time, all of the provisions of this Second Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as supplemented and amended by this Second Supplemental Indenture, shall be read, taken and construed as one and the same instrument. Except as otherwise expressly modified herein, the Indenture shall remain in full force and effect and is hereby ratified.

    Section 2.2 HEADINGS. The headings of the Articles and Sections of this Second Supplemental Indenture have been inserted for convenience of reference only and are not to be considered a part of this Second Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

    Section 2.3 COUNTERPART ORIGINALS. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them taken together represent the same agreement.

    Section 2.4 CONFLICT WITH TRUST INDENTURE ACT. If any provision of this Second Supplemental Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

    Section 2.5 SUCCESSORS. All agreements of the Company and the Note Guarantors in this Second Supplemental Indenture shall bind their respective successors. All agreements of the Trustee in this Second Supplemental Indenture shall bind its successors.

    Section 2.6 BENEFITS OF SECOND SUPPLEMENTAL INDENTURE. Nothing in this Second Supplemental Indenture, express or implied, shall give to any person other than the parties hereto and their successors hereunder and the Holders, any benefit or legal or equitable right, remedy or claim under this Second Supplemental Indenture.

    Section 2.7 NO REPRESENTATION. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture. The recitals contained herein are recitals of the Company and the Guarantors, and the Trustee makes no representation with respect thereto and shall have no responsibility therefor.


    Section 2.8 GOVERNING LAW. The internal law of the State of New York shall govern and be used to construe this Second Supplemental Indenture without regard to principles of conflict of laws.

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

    IN WITNESS WHEREOF, the Company, the Note Guarantors and the Trustee have caused this Second Supplemental Indenture to be duly executed, all as of the day and year first above written.

                             PREMIER PARKS INC.,

                             By:
                                --------------------------------------
                                       Kieran E. Burke
                                       Chairman


                             FUNTIME PARKS, INC.,

                             By:
                                --------------------------------------
                                       Kieran E. Burke
                                       Chairman


                             FUNTIME, INC.,

                             By:
                                --------------------------------------
                                       Kieran E. Burke
                                       Chairman


                             WYANDOT LAKE, INC.,

                             By:
                                --------------------------------------
                                       Kieran E. Burke
                                       Chairman


                             DARIEN LAKE THEME PARK AND
                             CAMPING RESORT, INC.,

                             By:
                                --------------------------------------
                                       Kieran E. Burke
                                       Chairman


                             D.L. HOLDINGS, INC.,

                             By:
                                --------------------------------------
                                       Kieran E. Burke
                                       Chairman

                             TIERCO MARYLAND, INC.,

                             By:
                                --------------------------------------
                                       Kieran E. Burke
                                       Chairman


                             TIERCO WATER PARK, INC.,

                             By:
                                --------------------------------------
                                       Kieran E. Burke
                                       Chairman


                             FRONTIER CITY PROPERTIES, INC.,

                             By:
                                --------------------------------------
                                       Kieran E. Burke
                                       Chairman


                             FRONTIER CITY PARTNERS,
                             Limited Partnership,

                                  By:  Frontier City Properties,
                                            Inc., as General Partner

                                       By:
                                          ----------------------------
                                            Kieran E. Burke
                                            Chairman


                             UNITED STATES TRUST COMPANY
                                 OF NEW YORK

                             By:
                                --------------------------------------
                             Name:
                             Title:


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